Exhibit 99.3

PRESS RELEASE       Contact:    Carrizo Oil & Gas, Inc.
                                B. Allen Connell, Director of Investor Relations
                                Paul F. Boling, Chief Financial Officer
                               (281) 496-1352

CARRIZO OIL & GAS, INC. ANNOUNCES RECORD YEAR-END 2003 PROVED RESERVES UP ELEVEN PERCENT; REPLACES 196 PERCENT OF PRODUCTION

HOUSTON, March 2, 2004 - Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) announced today that 2003 year-end proved reserves were a record 70.4 Bcfe based on reports from its third-party reserve engineers. This is an increase of eleven percent over the year-end 2002 proved reserves of 63.2 Bcfe. Proved developed reserves at year-end 2003 increased 20.2 percent versus year-end 2002 to 25.5 Bcfe and proved undeveloped reserves increased 6.8 percent to 44.9 Bcfe. These additions resulted in the Company replacing 196 percent of 2003 production.

Carrizo Oil & Gas, Inc., is a Houston-based energy company engaged in the exploration, development, exploitation and production of oil and natural gas in proven onshore trends primarily along the Texas and Louisiana Gulf Coast regions.

Statements in this news release, which are not historical facts, are forward looking statements that are based on current expectations. Although Carrizo believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks described in Carrizo's Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission.

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